Exhibit 16.3


September  3,  1999

Securities  and  Exchange  Commission
450  Fifth  Street  N.W.
Washington,  D.C.  20549

Gentlemen:

We have read the statements made by Tracker Corporation of America (copy attached) which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K report dated September 3, 1999. We agree with the statements concerning our firm in such Form 8-K.

Very  Truly  Yours,


/s/ Hirsch  Silberstein  and  Subelsky,  P.C.


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